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                                                                  Exhibit (g.2)

                              AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT, effective as of May 1, 2003 by and between ING Partners, Inc., a company organized under the laws of the state of Maryland (the "Company") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

         WHEREAS the Company and Investors Bank entered into a Custodian Agreement dated December 14, 2001 as amended from time to time (the "Custodian Agreement"); and

         WHEREAS, the Company and Investors Bank desire to amend the Custodian Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.

         (a) Appendix A to the Custodian Agreement is hereby amended by deleting such Appendix A in its entirety and replacing it with Appendix A attached hereto as Exhibit I.

2.       Miscellaneous.

         (a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

INVESTORS BANK & TRUST COMPANY             ING PARTNERS, INC.

By:                                        By:
    ---------------------------                ---------------------------------

Name: Andrew M. Nesvet                     Name: Laurie M. Tillinghast
      -------------------------                  -------------------------------

Title: Managing Director                   Title: President
       ------------------------                   ------------------------------
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                                                                      EXHIBIT I

                                   Appendix A

Series of ING Partners, Inc.:

                           Alger Growth Portfolio
                           Alger Aggressive Growth Portfolio
                           Alger Capital Appreciation Portfolio
                           American Century Small Cap Value Portfolio
                           Baron Small Cap Growth Portfolio
                           DSI Enhanced Index Portfolio
                           Goldman Sachs Capital Growth Portfolio
                           Goldman Sachs Core Equity Portfolio
                           JPMorgan Fleming International Portfolio
                           JPMorgan Mid Cap Value Portfolio
                           MFS Capital Opportunities Portfolio
                           MFS Global Growth Portfolio
                           MFS Research Equity Portfolio
                           OpCap Balanced Value Portfolio
                           PIMCO Total Return Portfolio
                           Salomon Brothers Aggressive Growth Portfolio
                           Salomon Brothers Fundamental Value Portfolio
                           Salomon Brothers Investors Value Portfolio
                           T. Rowe Price Growth Equity Portfolio
                           UBS Tactical Asset Allocation Portfolio
                           Van Kampen Comstock Portfolio